EXHIBIT 23.2

                       Consent of Independent Accountants

[LOGO]                        Hammons Tower
        Baird,                901 E. St. Louis Street, Suite 1000   1034 W. Main Street
        KURTZ &               P.O. Box 1190                         P.O. Box 1277                      http:/www.bkd.com
        DOBSON                Springfield, MO 65801-1190            Branson, MO 65615-1277             Member of
Certified Public Accountants  417 865-8701  Fax: 417 865-0682       417 334-5165  Fax: 417 334-4823    Moores Rowland International





Board of Directors
Guaranty Federal Bancshares, Inc.
1341 W. Battlefield
Springfield, Missouri  65807

         We consent to the incorporation by reference in the Registration Statement on Form S-8 related to the GUARANTY FEDERAL BANCSHARES, INC. 1994 Stock Option Plan, of our report on the consolidated financial statements of GUARANTY FEDERAL SAVINGS BANK as of and for each of the three years in the period ended June 30, 1997, included in the Prospectus of GUARANTY FEDERAL BANCSHARES, INC., dated November 12, 1997, as filed under the Registration Statement on Form S-1 with the Securities and Exchange Commission on September 23, 1997, and amendments thereto.



                                        /s/Baird, Kurtz & Dobson





February 27, 1998
Springfield, Missouri



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